UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017 (December 14, 2017)

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(646) 336-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2017, Infor, Inc. (the “Company”) appointed Sanjay Poonen to its board of directors and to hold such directorship until the election of his successor has been duly qualified and elected or until his earlier death, resignation or removal. Mr. Poonen has not been appointed to any committees of the board of directors at this time. Mr. Poonen replaces Mr. Daniel Haspel who has left the board of directors effective as of December 14, 2017, having served on the Company’s board of directors since February 24, 2017.

Mr. Poonen, age 47, has served as VMware, Inc.’s (“VMware”) Chief Operating Officer, Customer Operations since October 2016. Prior to that he served as Executive Vice President and General Manager, End-User Computing, Head of Global Marketing from April 2016 to October 2016. He joined VMware as Executive Vice President and General Manager, End-User Computing in August 2013. Prior to joining VMware, he spent more than seven years at SAP AG, an enterprise application software and services company, serving as President and Corporate Officer of Platform Solutions and the Mobile Division from April 2012 to July 2013, prior to that as President of Global Solutions from November 2010 to March 2012, as Executive Vice President of Performance Optimization Apps from June 2008 to September 2009 and Senior Vice President of Analytics from April 2006 to May 2008. Mr. Poonen’s over 20 years of technology industry experience also includes executive-level positions with Symantec and Veritas, and product management and engineering positions with Alphablox Corporation, Apple, Inc. and Microsoft Corporation. Mr. Poonen holds two patents as well as an MBA from Harvard Business School, where he graduated a Baker Scholar; a master’s degree in management science and engineering from Stanford University; and a bachelor’s degree in computer science, math and engineering from Dartmouth College, where he graduated summa cum laude and Phi Beta Kappa.

Mr. Poonen is party to an engagement letter (the “Letter Agreement”) with the Company, dated as of September 11, 2017, which provides for his engagement as a consultant to the Company and for his service as a member of the board of directors. The Letter Agreement provides for compensation of $25,000 per quarter, plus reimbursement of certain out-of-pocket expenses he incurs in connection with his duties. In addition, the Letter Agreement provides for certain enhanced payments to Mr. Poonen upon the sale of the Company or other termination events, as described in more detail in the Letter.

The Letter Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement.

Except as described herein, there are no arrangements or understandings with Mr. Poonen and any other person pursuant to which Mr. Poonen was appointed as a director, or any related party transactions between the Company and Mr. Poonen that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Letter Agreement, dated as of September 11, 2017, between the Company and Sanjay Poonen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: December 20, 2017	By:	/s/ Gregory M. Giangiordano
Name: Gregory M. Giangiordano
Title: President